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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                AMENDMENT NO. 6

                                       TO

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)   MARCH 17, 1998



                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            MARYLAND                    1-13232                84-1259577
-------------------------------       ------------         -------------------
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)



1873 SOUTH BELLAIRE STREET, SUITE 1700, DENVER, CO             80222-4348
--------------------------------------------------             ----------
   (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code   (303) 757-8101


                                     NOT APPLICABLE
            -------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)


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         This Amendment No. 6 to Form 8-K is filed to provide access to the
Press Release, dated as of September 14, 1998, announcing that the stockholders of Apartment Investment and Management Company and Insignia Financial Group, Inc. have approved the Insignia Merger (as defined below).

Item 5.  OTHER EVENTS

         On March 17, 1998, Apartment Investment and Management Company ("AIMCO") and AIMCO Properties, L.P. entered into an Agreement and Plan of Merger as amended and restated on May 26, 1998, (the "Insignia Merger Agreement") with Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), and its subsidiary, Insignia/ESG Holdings, Inc. pursuant to which, upon the approval of stockholders holding a majority of the outstanding common stock of Insignia, Insignia will be merged with and into AIMCO with AIMCO as the survivor (the "Insignia Merger"). The Insignia Merger Agreement provides that prior to the Insignia Merger, Insignia will spin off to its stockholders all assets related to its U.S. and international commercial real estate business, its New York-based cooperative and condominium management company, its single-family home brokerage operations and other related holdings.

         Upon consummation of the Insignia Merger, Class A common stock, par value $0.01 per share, of Insignia ("Insignia Common Stock") will be converted into the right to receive an aggregate of approximately $303 million in Series E Preferred Stock, par value of $0.01 per share, of AIMCO ("Series E Preferred Stock"). In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Series E Preferred Stock are entitled to a preferred cash dividend of $50 million in the aggregate, and when such dividend is paid, the Series E Preferred Stock automatically will convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO will assume approximately $308 million in outstanding indebtedness and other liabilities and will assume approximately $150 million aggregate liquidation amount of 6 1/2% Trust Convertible Preferred Securities (the "TOPRs") issued by Insignia Financing I, a subsidiary of Insignia, for a total transaction value of approximately $811 million. Also, the Insignia Merger Agreement provides that AIMCO is required to propose to acquire (by merger) the outstanding shares of beneficial interest in Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), at a price of at least $13.25 per IPT share and use its reasonable best efforts to consummate the transaction after the closing of the Insignia Merger but not earlier than August 15, 1998. IPT is a 61% owned subsidiary of Insignia; the 39% of IPT not owned by Insignia is valued at an aggregate of approximately $100 million, or approximately $13.25 per share.

         Insignia Financial Group, Inc. is a leading fully integrated real estate services company. Insignia is the largest manager of multifamily residential properties in the United States and is among the largest managers of commercial properties. Insignia commenced operations in December 1990 and since then has grown to provide property and/or asset management and other real estate services for over 2,700 properties which include approximately 280,000 residential units (including cooperative and condominium units), and approximately 160 million square feet and commercial space located in over 500 cities and 48 states and overseas.

         On March 24, 1998, certain persons claiming to own limited partner interests in certain limited partnerships whose general partners (the "General Partners") are affiliates of Insignia (the "Partnerships") filed a purported class and derivative action in California Superior Court in the County of San Mateo (the "California Class Action") against Insignia, the General Partners, AIMCO, certain persons and entities who purportedly formerly controlled the General Partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached their fiduciary duties to the plaintiffs by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the General Partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached their fiduciary duties by mismanaging the Partnerships and misappropriating the assets of the Partnerships by (a) manipulating the operations of the Partnerships to depress the trading price of limited partnership units (the "Units") of the Partnerships, (b) coercing and fraudulently inducing Unit holders to sell Units to certain of the defendants at depressed prices, and (c) using the voting control obtained by purchasing Units at depressed prices to entrench certain of the defendants' positions of control over the Partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the Partnerships such as mailing lists of Unit holders and (b) causing the General Partners to enter into exclusive arrangements with their affiliates to sell goods and services to the Partnerships, the Unit holders and tenants of Partnership properties (collectively, the "Allegations"). The complaint also alleges that the Allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the General Partners to AIMCO and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, Insignia, the General Partners and certain other defendants served a demurrer to the complaint and a motion to strike. Also on June 25, 1998, AIMCO served a separate demurrer on the plaintiffs. On July 30, 1998 the plaintiffs filed an amended complaint in response to the demurrers. The response to the amended complaint is due October 14, 1998. Based upon the allegations of the complaint, neither Insignia nor AIMCO is able to quantify the relief sought. Both Insignia and AIMCO intend to defend the action vigorously.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

          Consolidated Financial Statements and Report of Independent Auditors for Ambassador Apartments, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 (included as Exhibit
99.1 to this Report and incorporated herein by this reference).

          Consolidated Financial Statements and Report of Independent Auditors for Insignia Financial Group, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 (included as Exhibit 99.2 to this Report and incorporated herein by this reference).

          Consolidated Financial Statements for Insignia Financial Group, Inc. as of June 30, 1998 (unaudited) and December 31, 1997 and for the three and six months ended June 30, 1998 (unaudited) and 1997 (unaudited) (included as
Exhibit 99.3 to this Report and incorporated herein by this reference).

(b) Pro Forma Financial Information

         The required pro forma financial information is included as Exhibit
99.4 to this Report and incorporated herein by this reference.

(c) Exhibits

         The following exhibits are filed with this report:

Exhibit
Number    Description
--------  -----------
 2.1* Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., Insignia Financial Group, Inc. and Insignia/ESG Holdings, Inc.

12.1*     Calculation of Ratio of Earnings to Fixed Charges.

12.2* Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1*     Consent of Ernst & Young LLP, Chicago, Illinois.

23.2*     Consent of Ernst & Young LLP, Greenville, South Carolina.

99.1* Consolidated Financial Statements and Report of Independent Auditors for Ambassador Apartments, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

99.2* Consolidated Financial Statements and Report of Independent Auditors for Insignia Financial Group, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

99.3* Consolidated Financial Statements for Insignia Financial Group, Inc. as of June 30, 1998 and December 31, 1997 and for the three and six months ended June 30, 1998 and 1997.

99.4* Pro Forma Financial Information of Apartment Investment and Management Company as of June 30, 1998 and for the year ended December 31, 1997 and the six months ended June 30, 1998.

99.5 Press Release of Apartment Investment and Management Company, dated as of September 14, 1998.

                                *     *     *     *     *

*  Previously filed


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                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY



Date:  September 25, 1998                 /s/ Troy Butts
                                          ------------------------------------
                                          Troy D. Butts
                                          Senior Vice President and Chief
                                          Financial Officer








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                     EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K



Exhibit
Number    Description
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
 2.1*     Amended and Restated Agreement and Plan of Merger, dated as of May
          26, 1998, by and among Apartment Investment and Management Company,
          AIMCO Properties, L.P., Insignia Financial Group, Inc. and
          Insignia/ESG Holdings, Inc.

12.1*     Calculation of Ratio of Earnings to Fixed Charges.

12.2*     Calculation of Ratio of Earnings to Combined Fixed Charges and
          Preferred Stock Dividends.

23.1*     Consent of Ernst & Young LLP, Chicago, Illinois.

23.2*     Consent of Ernst & Young LLP, Greenville, South Carolina.

99.1* Consolidated Financial Statements and Report of Independent Auditors for Ambassador Apartments, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

99.2* Consolidated Financial Statements and Report of Independent Auditors for Insignia Financial Group, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

99.3*     Consolidated Financial Statements for Insignia Financial Group, Inc.
          as of June 30, 1998 and December 31, 1997 and for the three and six months ended June 30, 1998 and 1997.

99.4*     Pro Forma Financial Information of Apartment Investment and Management
          Company as of June 30, 1998 and for the year ended December 31, 1997 and the six months ended June 30, 1998.

99.5 Press Release of Apartment Investment and Management Company, dated as of September 14, 1998.



*  Previously filed